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                                                                   EXHIBIT 10.14



                        SETTLEMENT AGREEMENT AND FINAL RELEASE

     This SETTLEMENT AGREEMENT AND RELEASE (the "Agreement") is made as of this th day of January, 1998 by and between URSUS TELECOM CORPORATION, a
Florida corporation (the "Company"), LUCA GIUSSANI, an individual ("Giussani"), and BEN RISPOLI, an individual ("Rispoli"). The Company and the above individuals collectively are referred to herein as the "Parties."

     In reliance upon the mutual covenants, releases, agreements and conditions contained herein and subject to the provisions and terms of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are conclusively acknowledged, the Parties, intending to be legally bound agree as follows:

     1. Headings. The headings contained in this agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement nor affect the rights of the Parties.

     2. Effectiveness. This agreement shall become binding and effective as of its execution by all of the Parties, whether in counterpart or upon single instrument (the "Effective Date"). A signature by fax shall be as fully effective as an original signature.

     3.   Settlement.

          a. Ownership Interest. The Company recognizes and acknowledges that Rispoli is the owner of 406.25 shares (the "Shares") of the Company's Class C common stock ("Class C") and that such Shares shall be deemed to have been issued upon the formation of the Company in April 1993. The Company represents that there are currently 1416.67 issued and outstanding shares of Class C and 4,000 shares of Class A and B for a total of 5416.67 shares of Classes A, B, and C combined, representing all of the issued and outstanding equity of the Company as of the Effective Date. Certificates representing Rispoli's Shares shall bear no legend, but shall be registered in the name of Fincogest, S.A. ("Fincogest"), as trustee, and beneficially owned by Rispoli pursuant to a trust agreement between Rispoli and Fincogest (the "Rispoli Trust") which shall be separate from the trust agreement between Fincogest and Giussani. The agreement for the Rispoli Trust shall be finalized and executed, within 30 days of the Effective Date. The Company's counsel shall have the right to approve the terms of the Rispoli Trust solely to verify that they include the terms of the restraints on sale contained in the Lockups, and as imposed by applicable securities laws. The Company warrants that the Shares will represent 7.5% of the Company's issued and outstanding shares of common stock, on a fully diluted basis except as set forth below, immediately prior to the consummation of the Company's presently proposed initial public offering with Joseph Charles & Associates, Inc. as underwriter (the "Pending IPO"), and will be part of the same class of common stock which is sold in the Pending IPO ; however, (i) such percentage interest shall exclude employee stock options and underwriters' warrants to be issued and outstanding upon consummation of the Pending IPO at exercise prices equal to or higher than the public offering price in the Pending IPO, and (ii) such percentage interest shall be subject to dilution upon and after the consummation of the Pending IPO and after any termination of the Pending IPO for any reason.

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          b.   Consulting Agreement.    The Company and Rispoli have entered
into a Consulting Agreement, dated November 1, 1995.   On the Effective Date,
the term of the Consulting Agreement shall be extended without lapse so that such term shall terminate on December 31, 1998, and the compensation provisions of the Consulting Agreement shall be modified so that Rispoli receives an additional payment of consulting fees thereunder in the amount of $15,000 upon consummation of an initial public offering of the Company's securities during the term of such consulting agreement, payable within two business days of such consummation. Except as so extended and modified, all other terms and conditions of the Consulting Agreement will remain unmodified and in full force and effect; provided, however, that Rispoli shall not serve as an officer, agent or employee of the Company under the Consulting Agreement, the Consulting Agreement shall not be terminable pursuant to paragraph 9.3 of its terms, and the covenants not to compete contained in the Consulting Agreement shall terminate as of December 31, 1998.

          c.   Repayment of Existing Debt.   As of the Effective Date, Rispoli
is indebted to the Company (the "Debt"). Rispoli agrees and directs the Company to apply his monthly compensation under the Consulting Agreement towards the Debt until March 31, 1998, when the principal and interest due on the Debt shall be repaid in full, with a portion of the March consulting fee, and the balance of such month's fee shall be paid to Rispoli. Each payment shall be credited first to accrued but unpaid interest, and then to principal; and interest shall then cease on the portion of principal credited.

          d. SEC Reporting. Rispoli acknowledges and agrees that he shall, upon the effectiveness of any public offering of the Company's securities, become responsible to comply with all requirements of the United States Federal and State securities laws applicable to the holding, acquisition and disposition of the Company's securities, including but not limited to reporting requirements. The Company acknowledges that Rispoli shall not be an officer, director, employee or serve in any other capacity other than as set forth in the Consulting Agreement of the Company, nor responsible for or privy to actions taken by the Board in connection with the management of the Company's business.

     4.   Mutual Releases.

          a. Rispoli's Release. Except as to rights to enforce the provisions of this Agreement (including the Exhibits hereto) against the Company and Giussani, Rispoli, on behalf of himself and each of his predecessors, successors, beneficiaries, assigns, partners, employees, accountants, attorneys, and agents (each of the foregoing, "Rispoli's Affiliate"), hereby fully and forever releases and discharges the Company and Giussani, and each of their respective predecessors, successors, beneficiaries, assigns, shareholders, directors, officers, partners, employees, accountants, attorneys and agents (each of the foregoing, "Affiliate"), from any and all, known or unknown, anticipated or unanticipated, suspected or unsuspected, or fixed, conditional or contingent actions or causes of action at law or in equity, suits, debts, demands, claims, contracts, covenants, liens, liabilities, losses, costs, expenses (including, without limitation, attorneys' fees) or damages of every kind, nature and description, arising from the

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beginning of the world through the Effective Date, and covenants and agrees not to maintain or assert any claim or defense relying on any claim released hereby.

          b. The Company's and Giussani's Releases. Except as to rights to enforce the provisions of this Agreement (including the Exhibits hereto) against Rispoli, the Company and Giussani and their respective Affiliates hereby fully and forever release and discharge Rispoli and Rispoli's Affiliates from any and all, known or unknown, anticipated or unanticipated, suspected or unsuspected, or fixed, conditional or contingent actions or causes of action at law or in equity, suits, debts, demands, claims, contracts, covenants, liens, liabilities, losses, costs, expenses (including, without limitation, attorneys' fees) or damages of every kind, nature and description, arising from the beginning of the world through the Effective Date, and covenants and agrees not to maintain or assert any claim or defense relying on any claim released hereby.

     5.   Lock Up Agreements.     As a beneficial shareholder of the Company,
Rispoli hereby agrees to  execute and deliver lock up agreements restricting any sale of the Shares without the underwriter's consent that may be required by any underwriter in connection with any initial public offering of the Company's securities, to the same extent as the agreement to be signed by Giussani (the
"Lockups").   The Lockups under the Pending IPO shall have a term  not  to exceed one year. The Company and Giussani confirm and agree that each of them has and will interpose no objection to the sale of the Shares or to the waiver of the Lockups by the underwriters.

     6.   Entire Understanding; Integrated Instrument.     This Agreement
contains and constitutes the entire agreement and understanding of the Parties concerning the subject matter hereof, and supersedes and replaces all prior discussions and negotiations, proposed agreements or agreements, written or oral, pertaining to such subject matters. Each of the Parties acknowledges that no other party or agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein and concerning the subject matters hereof, to induce he, she or it to execute this Agreement, and each of the Parties acknowledges that he, she or it has not executed this Agreement in reliance on any promise, representation or warranty not contained herein.

     7.   Representations And Warranties.    Each of the Parties represents and
warrants to the other Parties that he, she or it has not assigned or transferred, or purported to assign or transfer, to any person, entity or institution any liability, suit, action, cause of action, right, claim, demand, dispute, obligation, duty, debt, lien, loss, cost, expense, or damage, or any part or portion thereof, encompassed by, released, involved or referred to in this Agreement.

     8.   Supplement, Amendment, Waiver, Etc.     This Agreement cannot be
supplemented, modified, amended, waived, released or terminated except by a writing executed by the party or parties to be bound thereby. In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees incurred in connection therewith.

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     9.   Construction.  This Agreement in all respects shall be interpreted, construed, enforced and governed by and under the laws of the State of Florida without regard to any internal conflicts of law principles in such jurisdiction. This Agreement shall be deemed to have been prepared by the Parties jointly, and any uncertainty or ambiguity existing in this Agreement shall not be interpreted against any of the Parties by reason of such party having been the draftsperson hereof. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties and of this Agreement.

     10. Execution; Counterparts. This Agreement may be executed as a single original or in any number of counterparts, each of which shall be deemed to be an original and which taken together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, each of the Parties further states that he, she or it has carefully read the foregoing Agreement and knows the contents thereof, that he, she or it signs the same of his, her or its own free act, and that the Parties have executed this Agreement as of the date set forth above.



                                   LUCA GIUSSANI
                                   _______________________________


                                   URSUS TELECOM CORPORATION

                                   By:____________________________

                                   Its: ____________________________

                                   BEN RISPOLI



                                   ______________________________


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